                                               Filed Pursuant to Rule 424(b)(3)
                            Securities & Exchange Commission File No.: 33-97740


                              THERATX, INCORPORATED
                             -----------------------
                    SUPPLEMENT NO. 18 DATED OCTOBER 25, 1996
                        TO PROSPECTUS DATED APRIL 5, 1996
                                       AND
                        SUPPLEMENTS NO. 01 THROUGH NO. 17
                              DATED APRIL 12, 1996
                                     THROUGH
                                OCTOBER 24, 1996

                  This Supplement is part of and should be read in conjunction with the Prospectus of TheraTx, Incorporated, a Delaware corporation, dated April 5, 1996, and the Supplements thereto dated April 12, 1996 through October 25, 1996 (the "Prospectus"). Capitalized terms used but not defined in this Supplement have the meanings given to them in the Prospectus. The information presented herein either supersedes and/or adds to similar information included in the Prospectus.

                  The information contained under the caption "Selling Noteholders" appearing on page 15 of the Prospectus is hereby supplemented to include the principal amount of Notes beneficially owned by the Selling Noteholder[s] named below (the "Beneficial Noteholder[s]") and, assuming conversion of the Notes, the number of shares which will be beneficially owned by the Beneficial Noteholder[s].


                                        PRINCIPAL       PRINCIPAL                  NUMBER OF
                                        AMOUNT OF       AMOUNT OF     PERCENT OF    SHARES       NUMBER OF     PERCENT OF
                                        OF NOTES       NOTES BEING    OUTSTANDING  ISSUABLE     SHARES BEING  OUTSTANDING
                                                                                     UPON
NAME                                      OWNED          OFFERED        NOTES     CONVERSION(1)   OFFERED      SHARES(2)
------------------------------------- --------------  --------------  ----------- ------------  ------------- -------------
Forum Capital Markets                 $    800,000    $   800,000           *  %      33,333        33,333           *  %
 .....................................
Robertson, Stephens & Co.                1,500,000      1,500,000          1.5        62,500        62,500           *
 .....................................
Donaldson, Lufkin & Jenrette             3,621,000      3,621,000          3.6       150,875       150,875           *
 .....................................
Robertson, Stephens & Co.                1,000,000      1,000,000          1.0        41,666        41,666           *
 .....................................
Robertson, Stephens & Co.                  500,000        500,000           *         20,833        20,833           *
 .....................................
McMahan Securities Co., L.P.               725,000        725,000           *         30,208        30,208           *
 .....................................
McMahan Securities Co., L.P.               665,000        665,000           *         27,708        27,708           *
 .....................................
Robertson, Stephens & Co.                  250,000        250,000           *         10,416        10,416           *
 .....................................
Robertson, Stephens & Co.                  750,000        750,000           *         31,250        31,250           *
 .....................................
Eaton Vance                                500,000        500,000           *         20,833        20,833           *
 .....................................
Donaldson, Lufkin & Jenrette               514,000        514,000           *         21,416        21,416           *
 .....................................
NBD Bank                                   430,000        430,000           *         17,916        17,916           *
 .....................................
Boston Safe                                970,000        970,000           *         40,416        40,416           *
 .....................................
Sanwa Bank                                 850,000        850,000           *         35,416        35,416           *
 .....................................
Salomon Brothers                           250,000        250,000           *         10,416        10,416           *
 .....................................
Northern Trust                             275,000        275,000           *         11,458        11,458           *
 .....................................
Forum Capital Markets                    1,500,000      1,500,000          1.5        62,500        62,500           *
 .....................................
Robertson, Stephens & Co.                2,000,000      2,000,000          2.0        83,333        83,333           *
 .....................................
Liberty View Plus Fund                     250,000        250,000           *         10,416        10,416           *
 .....................................
Paresco, Inc.                              600,000        600,000           *         25,000        25,000           *
 .....................................
Eaton Vance                              1,000,000      1,000,000          1.0        41,666        41,666           *
 .....................................
Fidelity Convertible Securities Fund     3,000,000      3,000,000          3.0       125,000       125,000           *
 .....................................
Fidelity Management Trust Co.            2,000,000      2,000,000          2.0        83,333        83,333           *
 .....................................
Fidelity Management Trust Co.            1,500,000      1,500,000          1.5        62,500        62,500           *
 .....................................
Alleanza Assicurazioni                     500,000        500,000           *         20,833        20,833           *
 .....................................
Fidelity Management Trust Co.            1,000,000      1,000,000          1.0        41,666        41,666           *
 .....................................
Fidelity Management Trust Co.            1,000,000      1,000,000          1.0        41,666        41,666           *
 .....................................
Eaton Vance                              1,000,000      1,000,000          1.0        41,666        41,666           *
 .....................................
Eaton Vance                              1,000,000      1,000,000          1.0        41,666        41,666           *
 .....................................
Eaton Vance                              1,500,000      1,500,000          1.5        62,500        62,500           *
 .....................................
Robertson, Stephens & Co.                9,235,000      9,235,000          9.2       384,791       384,791          1.9
 .....................................
CNA Insurance Co.                          500,000        500,000           *         20,833        20,833           *
 .....................................
Fidelity Management Trust Co.              150,000        150,000           *          6,250         6,250           *
 .....................................
Fidelity Management Trust Co.            1,100,000      1,100,000          1.1        45,833        45,833           *
 .....................................
Fidelity Management Trust Co.              250,000        250,000           *         10,416        10,416           *
 .....................................
Fidelity Investments                     1,000,000      1,000,000          1.0        41,666        41,666           *
 .....................................
Fidelity Management Trust Co.              320,000        320,000           *         13,333        13,333           *
 .....................................
Fidelity Investments                       600,000        600,000           *         25,000        25,000           *
 .....................................
Fidelity Investments                       840,000        840,000           *         35,000        35,000           *
 .....................................
Fidelity Investments                     1,900,000      1,900,000          1.9        79,166        79,166           *
 .....................................
Fidelity Investments                     1,680,000      1,680,000         1.68        70,000        70,000           *
 .....................................
Robertson, Stephens & Co.                3,900,000      3,900,000          3.9       162,500       162,500           *
 .....................................
First Albany Corporation                   500,000        500,000           *         20,833        20,833           *
 .....................................
Fidelity Management Trust Co.              320,000        320,000           *         13,333        13,333           *
 .....................................
Fidelity Management Trust Co.              160,000        160,000           *          6,666         6,666           *
 .....................................
Fidelity Investments                     1,680,000      1,680,000         1.68        70,000        70,000           *
 .....................................
Fidelity Management Trust Co.              200,000        200,000           *          8,333         8,333           *
 .....................................
Salomon Brothers                           200,000        200,000           *          8,333         8,333           *
 .....................................
Fidelity Investments                     1,800,000      1,800,000         1.80        75,000        75,000           *
 .....................................
Salomon Brothers                         2,800,000      2,800,000          2.8       116,666       116,666           *
 .....................................

*        Less than 1%
(1)      Assumes initial conversion price of $24 per share.
(2) Based on shares of record outstanding at September 30, 1996. Outstanding shares do not include any Shares which may be issued upon conversion of the Notes.